Exhibit 99.1

Health Catalyst Reports Third Quarter 2020 Results

SALT LAKE CITY, UT, November 10, 2020 — Health Catalyst, Inc. (Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended September 30, 2020.

“In the third quarter of 2020, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “In addition to this financial and operational execution, we are excited to announce the promotion of Patrick Nelli, our current Chief Financial Officer, to the role President of Health Catalyst, effective January 1, 2021. Patrick's responsibilities as President will include all the major growth functions of the company, including with existing customers, new customers, international expansion, sales operations, marketing and communications. Additionally, I am pleased to announce the promotion of Bryan Hunt, our current Senior Vice President of Financial Planning & Analysis to the role of Chief Financial Officer, effective January 1, 2021. Patrick and Bryan, in their newly appointed roles, have my full support and confidence and the unanimous support and confidence of our board of directors. Lastly, I would also like to share two additional promotions related to these changes. Jason Alger, our Senior Vice President of Finance, has been promoted to Chief Accounting Officer, and Adam Brown, our Senior Vice President of Investor Relations, has been promoted to Senior Vice President of Investor Relations and Finance Planning & Analysis.”

Financial Highlights for the Three Months Ended September 30, 2020

Key Financial Metrics

	Three Months Ended September 30,		Year over Year Change
	2020	2019
GAAP Financial Data:	(in thousands, except percentages)
Technology revenue	$27,964	$21,160	32%
Professional services revenue	$19,227	$18,263	5%
Total revenue	$47,191	$39,423	20%
Loss from operations	$(23,458)	$(20,736)	(13)%
Net loss	$(27,326)	$(21,416)	(28)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$19,115	$14,484	32%
Adjusted Technology Gross Margin	68%	68%
Adjusted Professional Services Gross Profit	$4,823	$6,677	(28)%
Adjusted Professional Services Gross Margin	25%	37%
Total Adjusted Gross Profit	$23,938	$21,161	13%
Total Adjusted Gross Margin	51%	54%
Adjusted EBITDA	$(6,434)	$(8,446)	24%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.

For the fourth quarter of 2020, we expect:

•Total revenue between $50.5 million and $53.5 million, and
•Adjusted EBITDA between $(7.3) million and $(5.3) million

For the full year of 2020, we expect:

•Total revenue between $186.1 million and $189.1 million, and
•Adjusted EBITDA between $(23.9) million and $(21.9) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, November 10, 2020 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 7195951. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q4 and fiscal year 2020. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020 expected to be filed with the SEC on or about November 10, 2020.  All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of September 30,	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$111,239	$18,032
Short-term investments	163,898	210,245
Accounts receivable, net	36,339	27,570
Prepaid expenses and other assets	11,290	8,392
Total current assets	322,766	264,239
Property and equipment, net	5,319	4,295
Intangible assets, net	105,926	25,535
Operating lease right-of-use assets	25,833	3,787
Goodwill	107,822	3,694
Other assets	2,997	810
Total assets	$570,663	$302,360
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,189	$3,622
Accrued liabilities	14,061	8,944
Acquisition-related consideration payable	3,214	2,192
Deferred revenue	35,090	30,653
Operating lease liabilities	2,425	2,806
Contingent consideration liabilities	5,893	—
Total current liabilities	65,872	48,217
Long-term debt, net of current portion	166,200	48,200
Acquisition-related consideration payable, net of current portion	—	1,860
Deferred revenue, net of current portion	1,635	1,459
Operating lease liabilities, net of current portion	24,245	1,654
Contingent consideration liabilities, net of current portion	10,279	—
Other liabilities	2,817	326
Total liabilities	271,048	101,716
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 42,239,922 and 36,678,854 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	42	37
Additional paid-in capital	982,139	811,049
Accumulated deficit	(682,632)	(610,514)
Accumulated other comprehensive income	66	72
Total stockholders' equity	299,615	200,644
Total liabilities and stockholders’ equity	$570,663	$302,360

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Technology	$27,964	$21,160	$78,150	$61,393
Professional services	19,227	18,263	57,416	50,047
Total revenue	47,191	39,423	135,566	111,440
Cost of revenue, excluding depreciation and amortization:
Technology(1)	9,045	6,740	25,148	20,536
Professional services(1)(3)	15,307	11,892	46,401	33,132
Total cost of revenue, excluding depreciation and amortization	24,352	18,632	71,549	53,668
Operating expenses:
Sales and marketing(1)(3)	14,629	14,721	40,618	35,579
Research and development(1)(3)	13,390	13,477	38,539	33,209
General and administrative(1)(2)(4)(5)	13,297	11,013	31,111	23,333
Depreciation and amortization	4,981	2,316	10,952	6,844
Total operating expenses	46,297	41,527	121,220	98,965
Loss from operations	(23,458)	(20,736)	(57,203)	(41,193)
Loss on extinguishment of debt	—	—	(8,514)	(1,670)
Interest and other expense, net	(3,854)	(659)	(7,500)	(2,924)
Loss before income taxes	(27,312)	(21,395)	(73,217)	(45,787)
Income tax provision (benefit)	14	21	(1,218)	43
Net loss	$(27,326)	$(21,416)	$(71,999)	$(45,830)
Less: accretion of redeemable convertible preferred stock	—	18,170	—	180,826
Net loss attributable to common stockholders	$(27,326)	$(39,586)	$(71,999)	$(226,656)
Net loss per share attributable to common stockholders, basic and diluted	$(0.68)	$(1.40)	$(1.87)	$(17.78)
Weighted-average shares outstanding used in calculating net loss per share attributable to common stockholders, basic and diluted	40,292	28,223	38,517	12,750

Adjusted net loss(6)	$(8,287)	$(9,817)	$(20,110)	$(26,014)
Pro forma adjusted net loss per share, basic and diluted(6)	$(0.21)	$(0.27)	$(0.52)	$(0.72)
Pro forma as adjusted weighted-average number of shares outstanding used in calculating Adjusted Net Loss per share, basic and diluted(6)	40,292	36,373	38,517	36,183
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$196	$64	$575	$129
Professional services	903	306	2,609	593
Sales and marketing	3,233	1,358	9,724	2,639
Research and development	2,025	3,067	5,987	3,502
General and administrative	3,139	5,179	8,388	6,165
Total	$9,496	$9,974	$27,283	$13,028

(2)    Includes acquisition transaction costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Acquisition transaction costs:	(in thousands)		(in thousands)
General and administrative	$1,399	$—	$2,670	$—
Total	$1,399	$—	$2,670	$—

(3)    Includes post-acquisition restructuring costs as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Post-Acquisition Restructuring Costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Professional services	$—	$—	$—	$108
Sales and marketing	—	—	—	306
Research and development	—	—	—	32
Total	$—	$—	$—	$446

(4)     Includes the change in fair value of contingent consideration liabilities, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Change in fair value of contingent consideration liabilities:	(in thousands)		(in thousands)
General and administrative	$564	$—	$(1,004)	$—
Total	$564	$—	$(1,004)	$—

(5)    Includes duplicate headquarters rent expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Duplicate Headquarters Rent Expense:	(in thousands)		(in thousands)
General and administrative	$584	$—	$709	$—
Total	$584	$—	$709	$—

(6)    Includes pro forma adjustments to net loss attributable to common stockholders and the weighted average number of common shares outstanding directly attributable to the closing of our initial public offering on July 29, 2019 as well as certain other non-GAAP adjustments. Refer to the "Non-GAAP Financial Measures—Pro Forma Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities	2020	2019
Net loss	$(71,999)	$(45,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,952	6,844
Loss on extinguishment of debt	8,514	1,670
Amortization of debt discount and issuance costs	5,260	797
Non-cash operating lease expense	2,865	2,696
Investment discount and premium amortization	854	(443)
Provision for expected credit losses	822	—
Stock-based compensation expense	27,283	13,028
Deferred tax (benefit) provision	(1,280)	—
Change in fair value of contingent consideration liabilities	(1,004)	—
Other	85	(36)
Change in operating assets and liabilities:
Accounts receivable, net	(4,450)	(3,323)
Prepaid expenses and other assets	(2,937)	(1,362)
Accounts payable, accrued liabilities, and other liabilities	6,567	1,661
Deferred revenue	(838)	7,601
Operating lease liabilities	(2,701)	(2,426)
Net cash used in operating activities	(22,007)	(19,123)

Cash flows from investing activities
Purchase of short-term investments	(163,346)	(221,444)
Proceeds from the sale and maturity of short-term investments	208,467	37,277
Acquisition of businesses, net of cash acquired	(102,471)	—
Purchase of property and equipment	(2,071)	(1,658)
Purchase of intangible assets	(1,249)	(1,747)
Proceeds from sale of property and equipment	10	40
Net cash used in investing activities	(60,660)	(187,532)

Cash flows from financing activities
Proceeds from convertible note securities, net of issuance costs	222,482	—
Purchase of capped calls concurrent with issuance of convertible senior notes	(21,743)	—
Proceeds from credit facilities, net of debt issuance costs	—	47,169
Repayment of credit facilities	(57,043)	(21,821)
Proceeds from exercise of stock options	29,393	2,177
Proceeds from employee stock purchase plan	3,528	1,216
Payments of acquisition-related consideration	(748)	(773)
Proceeds from initial public offering, net of underwriters’ discounts and commissions	—	194,649
Proceeds from the issuance of redeemable convertible preferred stock, net of issuance costs	—	12,073
Payments of deferred offering costs	—	(4,407)
Net cash provided by financing activities	175,869	230,283
Effect of exchange rate on cash and cash equivalents	5	—
Net increase in cash and cash equivalents	93,207	23,628

Cash and cash equivalents at beginning of period	18,032	28,431
Cash and cash equivalents at end of period	$111,239	$52,059

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding (i) stock-based compensation and (ii) post-acquisition restructuring costs (none during periods presented). We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$27,964	$19,227	$47,191
Cost of revenue, excluding depreciation and amortization	(9,045)	(15,307)	(24,352)
Gross profit, excluding depreciation and amortization	18,919	3,920	22,839
Add:
Stock-based compensation	196	903	1,099
Adjusted Gross Profit	$19,115	$4,823	$23,938
Gross margin, excluding depreciation and amortization	68%	20%	48%
Adjusted Gross Margin	68%	25%	51%

	Three Months Ended September 30, 2019
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$21,160	$18,263	$39,423
Cost of revenue, excluding depreciation and amortization	(6,740)	(11,892)	(18,632)
Gross profit, excluding depreciation and amortization	14,420	6,371	20,791
Add:
Stock-based compensation	64	306	370
Adjusted Gross Profit	$14,484	$6,677	$21,161
Gross margin, excluding depreciation and amortization	68%	35%	53%
Adjusted Gross Margin	68%	37%	54%

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) loss on extinguishment of debt (none in periods presented), (iii) income tax (benefit) provision, (iv) depreciation and amortization, (v) stock-based compensation, (vi) acquisition transaction costs, (vii) change in fair value of contingent consideration liability, (viii) duplicate headquarters rent expense, and (ix) post-acquisition restructuring costs when they are incurred. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	2020	2019
	(in thousands)
Net loss	$(27,326)	$(21,416)
Add:
Interest and other expense, net	3,854	659
Income tax (benefit) provision	14	21
Depreciation and amortization	4,981	2,316
Stock-based compensation	9,496	9,974
Acquisition transaction costs	1,399	—
Change in fair value of contingent consideration liability	564	—
Duplicate headquarters rent expense	584	—
Adjusted EBITDA	$(6,434)	$(8,446)

Pro Forma Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) accretion of redeemable convertible preferred stock, (ii) stock-based compensation, (iii) amortization of acquired intangibles, (iv) loss on debt extinguishment, (v) acquisition transaction costs, (vi) change in fair value of contingent consideration liability, (vii) non-cash interest expense related to our convertible senior notes, (viii) duplicate headquarters rent expense (see explanation above), and (ix) post-acquisition restructuring costs. Non-cash interest expense related to our convertible senior notes relates to the convertible senior notes that were issued in a private placement in April 2020. Under GAAP, we are required to separately account for liability (debt) and equity (conversion option) components of the convertible senior notes. Accordingly, for GAAP purposes we are required to recognize the effective interest expense on our convertible senior notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of our operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance.We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
On July 29, 2019, we closed our initial public offering (our IPO) in which we issued and sold 8,050,000 shares (inclusive of the underwriters’ option to purchase an additional 1,050,000 shares) of common stock at $26.00 per share. We received net proceeds of $194.6 million after deducting underwriting discounts and commissions and before deducting offering costs of $4.6 million. Upon the closing of our IPO, all shares of our outstanding redeemable convertible preferred stock converted into 23,151,481 shares of common stock on a one-for-one basis. We have prepared the below adjusted condensed consolidated statement of operations data to present pro forma adjusted net loss per share amounts that will be comparable between the current and prior periods presented as if the conversion of all outstanding shares of redeemable convertible preferred stock and the issuance of the IPO shares had occurred as of the beginning of the prior year comparative periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(27,326)	$(39,586)	$(71,999)	$(226,656)
Add:
Accretion of redeemable convertible preferred stock	—	18,170	—	180,826
Stock-based compensation	9,496	9,974	27,283	13,028
Amortization of acquired intangibles	4,276	1,625	8,786	4,672
Loss on extinguishment of debt	—	—	8,514	1,670
Acquisition transaction costs	1,399	—	2,670	—
Change in fair value of contingent consideration liability	564	—	(1,004)	—
Non-cash interest expense related to convertible senior notes	2,720	—	4,931	—
Duplicate headquarters rent expense	584	—	709	—
Post-acquisition restructuring costs	—	—	—	446
Adjusted Net Loss	$(8,287)	$(9,817)	$(20,110)	$(26,014)
Denominator:
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders, basic and diluted	40,292,380	28,222,555	38,517,272	12,749,903
Pro forma adjustments:
Pro forma adjustment to reflect issuance and conversion of redeemable convertible preferred stock to common stock, assuming the conversion took place as of the beginning of the 2019 period	—	6,039,517	—	17,384,812
Pro forma adjustment to reflect issuance of shares of common stock as part of IPO, assuming the issuance took place as of the beginning of the 2019 period	—	2,111,413	—	6,048,718
Pro forma as adjusted weighted-average number of shares used in calculating Adjusted Net Loss per share, basic and diluted	40,292,380	36,373,485	38,517,272	36,183,433
Pro forma adjusted net loss per share, basic and diluted	$(0.21)	$(0.27)	$(0.52)	$(0.72)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974